EXHIBIT 10.22

                                                                [Execution Copy]

                            LETTER AMENDMENT NO. 2 TO
           SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT

                                                         March 31, 1999

The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

            We refer to the Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective as of January 31, 1996) as amended by Letter Amendment No. 1 dated November 21, 1997 (as amended, the "Agreement") by and among the undersigned, Western Gas Resources, Inc. (the "Company"), and The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

            The Company has asked Prudential to amend certain covenants contained in the Agreement to permit it to remain in compliance with the terms of the Agreement. You have indicated your willingness to so amend the Agreement provided the Company undertake certain actions, including the prepayment of Indebtedness and raising additional capital. Accordingly, it is hereby agreed by the parties hereto as follows:

I. Amendments to the Agreement. The Agreement is, effective the date first above written, hereby amended as follows:

      A. Paragraph 4B. Optional Prepayments With Yield-Maintenance Amount. Paragraph 4B of the Agreement is amended by deleting the phrase "plus interest" and substituting therefor the phrase "plus interest and the Credit Fees".

      B. Paragraph 4C. Notice of Optional Prepayment. Paragraph 4C of the Agreement is amended by deleting the phrase "together with interest" and substituting therefor the phrase "together with interest and the Credit Fees".

      C. Paragraph 5M. Guaranties. Paragraph 5M of the Agreement is amended in full to read as follows:

            "5M. Guaranties. The Company will require each Subsidiary, and each entity that would constitute a Subsidiary but for its being organized under the laws of a jurisdiction outside the United States of America, that guarantees any obligations of the Company under the NCNB Agreement, the Bridge Facility or the 1995 Note Purchase Agreement, or under any replacement or refinancing thereof, immediately to execute and deliver a Guaranty to the holder of each Note. The Company will cause each such Subsidiary or other entity to deliver to the holder of each Note, simultaneously with its delivery of such Guaranty, written evidence satisfactory to the Required Holder(s) and their counsel that such Subsidiary or other entity has taken all corporate or similar action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and other documents which it is required to execute."

      D. Paragraph 5. Affirmative Covenants. Paragraph 5 of the Agreement is amended by adding at the end thereof the following paragraphs 5N, 5O, 5P and 5Q:

            "5N. Pledge of Subsidiary Stock. On or before April 30, 1999, the Company will grant a security interest in the stock of all of its Subsidiaries who are Guarantors (other than Western Gas Resources Storage, Inc.) to Prudential, as collateral agent for the holders of the Notes, to the holders of the notes issued pursuant to the 1995 Note Purchase Agreement and to NCNB, as agent for the Banks parties to the NCNB Agreement and the lender under the Bridge Facility. The Company shall on the earlier of January 3, 2000, if the stock of WGRS has not been sold by December 31, 1999, and the date that is ten days after the day on which the agreement for the sale of stock in WGRS is terminated, pledge under the Company Pledge Agreement all of the issued and outstanding capital stock in WGRS and cause WGRS to execute and deliver a Guaranty to the holder of each Note. The holders and the Company agree that all stock and other securities pledged pursuant to the Pledge Agreements, including the stock of WGRS if pledged pursuant to the preceding sentence, will remain subject to the Pledge Agreements until (i) in the case of all such stock and other securities, the Company achieves the Minimum Rating and NCNB, as agent for the lenders under the NCNB Agreement, the lender under the Bridge Facility and the holders of the notes under the 1995 Note Purchase Agreement have released their security interests in all of such pledged stock and other securities and, provided that no Default or Event of Default exists or would result therefrom, or, in the case only of the stock of WGRS, until (ii) the Company shall deliver to each holder of the Notes a certificate of an Authorized Officer certifying that the Company has sold, at Fair Market Value for cash, all of the stock in WGRS to a Person that is not an Affiliate or a Subsidiary and that no Default or Event of Default exists immediately prior to or after giving effect to such sale. If, however, after any release described in the preceding sentence the Company is downgraded below the Minimum Rating, the Company shall immediately pledge, and cause its Subsidiaries to pledge, all stock or other equity interests in all Guarantors to the holders of the Notes under one or more Pledge Agreements.


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

            5O. Credit Fees. (i) First Credit Fee. The Company shall pay the holder of each Note a credit fee equal to 0.50% per annum of the principal amount of such Note during the period beginning January 1, 1999 (with such credit fee accruing as if it had been in effect, continuously, beginning January 1, 1999), through the day on which the Company provides to such holder satisfactory evidence that the Company has received the Minimum Rating. If the Company is downgraded below the Minimum Rating after having received the Minimum Rating, the Company shall pay the holder of each Note a credit fee equal to 0.50% per annum of the outstanding principal amount of such Note, in respect to such principal amount, during the period beginning the day after the Company loses the Minimum Rating and ending on the day the Company again provides satisfactory evidence to the holder of such Note that the Company has received the Minimum Rating (the credit fees applicable pursuant to the preceding two sentences are referred to herein as the "First Credit Fee"). The First Credit Fee shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing March 31, 1999 (provided that the First Credit Fee that has accrued from January 1, 1999 through April 30, 1999 shall be paid on the Effective Date), and on the day on which the Company achieves the Minimum Rating.

            (ii) Second Credit Fee. If the 1999 Action Plan is not completed by June 30, 1999, the Company shall pay the holder of each Note a credit fee equal to 1.50% per annum of the principal amount of such Note during the period beginning July 1, 1999 and ending on the day the Company delivers to the holders of the Notes evidence satisfactory to the Required Holders that the 1999 Action Plan has been completed (such credit fee being referred to herein as the "Second Credit Fee") . The Second Credit Fee shall be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing September 30, 1999 and on the day the Company delivers to the holders of the Notes evidence satisfactory to the Required Holders that the 1999 Action Plan has been completed. For clarity, if the Minimum Rating has not been achieved and the 1999 Action Plan is not complete, the cumulative credit fee for each Note shall be 2.00% per annum.

            5P. Purchase Offer Fees. If the Company, directly or indirectly, pays or causes to be paid any remuneration, whether by supplemental or additional interest, premium, fee or otherwise, to any Person participating in the Offer to Acquire Notes or the Purchase Offers, other than the payments of principal at par described therein, the Company shall pay, ratably according to the respective principal amounts of the Notes outstanding as of April 30, 1999, the same such remuneration to the holder of each Note and upon the same terms and conditions.

            5Q. Year 2000. The Company will promptly notify the holder of each
      Note in the event that the Company discovers or determines that any computer application (including those of its suppliers or vendors) that is material to any of the Company's or any of its Subsidiaries' business and operations will not properly function, in and following the year 2000 on a timely basis, except to the extent such failure would not present a material probability of having a material adverse effect on the business, property or assets, financial condition or results of operations of the Company or any of its Subsidiaries."


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

      E. Paragraph 6A. Financial Covenants. Paragraph 6A of the Agreement is amended in full to read as follows:

            "6A(1). Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at any time from and after January 1, 1999, to be less than the sum of (i) $300,000,000 plus (ii) an amount equal to 50% of Consolidated Net Earnings earned from January 1, 1999 (to the extent such amount is a positive number) plus (iii) an amount equal to 75% of the net proceeds of any equity offerings after January 1, 1999.

            6A(2). Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 0.90 to 1.0 at any time. For the purposes of determining compliance with this paragraph 6A(2), (x) "Consolidated Current Liabilities" will be calculated without including any payments of principal of any Funded Debt of the Company which are required to be repaid within one year from the time of calculation and (y) "Consolidated Current Assets" shall include the amount of funds that are available to be borrowed under the NCNB Agreement, where "available" means, as of the date of the determination, the banks parties to the NCNB Agreement are committed to advance such funds, no default exists under the NCNB Agreement and all conditions to such banks advancing such funds would be satisfied. Prudential acknowledges that the Company currently calculates the current ratio only as of the end of each calendar month.

            6A(3). Total Debt Maintenance. Adjusted Consolidated Debt at any time to exceed (i) from October 1, 1998 through December 31, 2001, 60% of Consolidated Net Tangible Assets and (ii) from and after January 1, 2002, 55% of Consolidated Net Tangible Assets. In any event, for purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Debt shall include without limitation all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement.

            6A(4). Senior Debt Maintenance. Adjusted Consolidated Senior Debt at any time to exceed (i) from January 1, 1999 until the completion of the 1999 Action Plan, 60% of Consolidated Net Tangible Assets, (ii) from and after completion of the 1999 Action Plan through March 31, 2002, 40% of Consolidated Net Tangible Assets and (iii) from and after April 1, 2002, 35% of Consolidated Net Tangible Assets. In any event, for purposes of determining compliance with this paragraph 6A(4), Adjusted Consolidated Senior Debt shall include without limitation all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement.

            6A(5). Total Fixed Charge Coverage Ratio. For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company plus (b) the Company's consolidated interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining


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

      such Consolidated Net Earnings to (ii) the Company's consolidated accrued interest expense excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, for the four immediately preceding fiscal quarters to be less than the Total Fixed Charge Coverage Ratio set forth in the table below for the periods opposite such ratio:

                                                   Total Fixed Charge
                                                   ------------------
                        Period                       Coverage Ratio
                        ------                       --------------

      October 1, 1998 through December 31, 1998       2.80 to 1.00
      January 1, 1999 through March 31, 1999          1.75 to 1.00
      April 1, 1999 through June 30, 1999             1.75 to 1.00
      July 1, 1999 through September 30, 1999         1.75 to 1.00
      October 1, 1999 through December 31, 1999       2.00 to 1.00
      January 1, 2000 through March 31, 2000          2.25 to 1.00
      April 1, 2000 through June 30, 2000             2.25 to 1.00
      July 1, 2000 through September 30, 2000         2.50 to 1.00
      October 1, 2000 through December 31, 2000       2.50 to 1.00
      January 1, 2001 through March 31, 2001          2.75 to 1.00
      April 1, 2001 through June 30, 2001             3.00 to 1.00
      July 1, 2001 through September 30, 2001         3.25 to 1.00
      October 1, 2001 through December 31, 2001       3.50 to 1.00
      January 1, 2002 and thereafter                  3.75 to 1.00

            6A(6). Senior Fixed Charge Coverage Ratio. For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company plus (b) the Company's consolidated interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining such consolidated earnings to (ii) the Company's consolidated accrued interest expense, excluding any prepayment premiums paid with respect to Funded Debt of the Company prepaid in calendar years 1999 and 2000, for Senior Debt for the four immediately preceding fiscal quarters to be less than the Senior Fixed Charge Coverage Ratio set forth in the table below for the periods opposite such ratio:

                                                  Senior Fixed Charge
                                                  -------------------
                        Period                       Coverage Ratio
                        ------                       --------------

      September 30, 1998 through December 31, 1998    2.80 to 1.00
      January 1, 1999 through March 31, 1999          1.75 to 1.00
      April 1, 1999 through June 30, 1999             1.75 to 1.00
      July 1, 1999 through September 30, 1999         1.75 to 1.00
      October 1, 1999 through December 31, 1999       2.25 to 1.00
      January 1, 2000 through March 31, 2000          2.25 to 1.00
      April 1, 2000 through June 30, 2000             3.00 to 1.00
      July 1, 2000 through September 30, 2000         3.50 to 1.00


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

      October 1, 2000 through December 31, 2000       4.00 to 1.00
      January 1, 2001 through March 31, 2001          4.50 to 1.00
      April 1, 2001 through June 30, 2001             4.75 to 1.00
      July 1, 2001 through September 30, 2001         5.00 to 1.00
      October 1, 2001 through December 31, 2001       5.25 to 1.00
      January 1, 2002 and thereafter                  5.50 to 1.00

            6A(7). Senior Debt to EBITDA . As of any date of determination (i) from the date on which the 1999 Action Plan is completed through December 31, 1999, the ratio of Senior Debt to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.50 to 1.00 and (ii) from and after January 1, 2000, the ratio of Senior Debt to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.00 to 1.00."

      F. Paragraph 6B. Dividend Limitation. Paragraph 6B of the Agreement is amended in full to read as follows:

            "6B. Dividend Limitation. The Company will not make any Restricted Payment except out of Consolidated Net Earnings Available for Restricted Payments and unless no Default or Event of Default exists before such Restricted Payment is made and no Default or Event of Default would exist immediately after such Restricted Payment is made. In addition, the Company will not make any Restricted Payment with respect to its common stock after June 30, 1999 if the 1999 Action Plan has not been completed on or before June 30, 1999. If the Company is required to cease making Restricted Payments with respect to its common stock because of the previous sentence and completes the 1999 Action Plan after June 30, 1999, the Company can thereafter resume making Restricted Payments to the extent it complies with the first sentence of this paragraph 6B."

      G. Paragraph 6C(1). Liens. Paragraph 6C(1) of the Agreement is amended (I) by amending clause (viii) in its entirety to read as follows:

            "(viii) Liens created by the Pledge Agreement and the pledge agreements in favor of NCNB as collateral agent for the Lenders under the NCNB Agreement, the Lender under the Bridge Facility and the holders of the notes issued pursuant to the 1995 Note Purchase Agreement so long as the Intercreditor Agreement is in effect."

and (II) by deleting the phrase "(viii) (to the extent of the Over-Collateralization Amount)" in the proviso following clause (ix) thereof.

      H. Paragraph 6C(2). Debt. Clauses (v) and (vi) of paragraph 6C(2) of the Agreement is amended in full to read as follows:

            "(v) other Debt of the Company not prohibited by paragraph 6A(3) or 6A(4), and


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

            (vi) Debt of the Guarantors represented by the Bank Guaranties, the Guaranties, the guaranties of the notes issued pursuant to the 1995 Note Purchase Agreement and Subordinated Debt Guaranties."

      I. Paragraph 6C(4). Sale of Stock and Debt Subsidiaries. Paragraph 6C(4) of the Agreement is amended in full to read as follows:

            "6C(4) Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary except to the Company or another Wholly Owned Subsidiary (except that the Company may sell the stock of WGRS if and only if, notwithstanding any other provision of this Agreement, such sale is made on or prior to December 31, 1999, the Company receives a Net Proceeds Amount of not less than $86,000,000, and no Default or Event of Default shall have occurred and be continuing at the time of such sale or after giving effect thereto), and except that all shares of stock and Debt of any Subsidiary (other than WGRS) at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of, or any other continuing investment in, any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4)), or any shares of stock or Debt of the Company, and provided further that (i) the assets of such Subsidiary together with (ii) the assets of all other Subsidiaries the stock or Debt of which was sold or otherwise disposed of in the preceding 12-month period (including the assets of WGRS, if the stock of WGRS is sold) and (iii) the assets (including the Edgewood Facility and the Giddings Facility, if the Giddings Facility is sold) of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to clause (v) of paragraph 6C(5) in the preceding 12-month period (in each transaction measured by the greater of book value or Fair Market Value), do not represent more than 15% of Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet, or, as of each date of determination during the 12-month period ended 12 months after the later of the date of the sale of WGRS and the date of the sale of the Giddings Facility for so long as such assets do represent more than 15% of such Consolidated Net Tangible Assets, such assets, in the case of the Company and the other Related Persons, consist solely of the shares of WGRS, the Giddings Facility, the Edgewood Facility, equipment that is worthless or obsolete or that is replaced by equipment of equal suitability and value, inventory that is sold in the ordinary course of business and other assets or property that is sold in arm's-length transactions to third parties that are not Affiliates and are sold for fair consideration not in the aggregate in excess of $20,000,000 during any fiscal year of the Company."

      J. Paragraph 6C(5). Merger and Sale of Assets. Paragraph 6C(5) of the Agreement is amended in full to read as follows:


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

            "6C(5) Merger and Sale of Assets. Merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or any part of its assets, except that:

            (i) (a) any Subsidiary may merge with the Company (provided, that the Company shall be the continuing or surviving corporation) and (b) any Subsidiary may merge with a Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation),

            (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to a Wholly Owned Subsidiary,

            (iii) the Company may merge with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation, and
      (b) immediately after giving effect to such merger no Event of Default or Default shall exist,

            (iv) any non Wholly Owned Subsidiary may merge or consolidate with any other corporation, provided, that immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) no Event of Default or Default shall exist,

            (v) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Person, provided, that (a) such assets together with (b) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of during the preceding 12 month period (including the Edgewood Facility and the Giddings Facility if the Giddings Facility is sold), and (c) the assets of all Subsidiaries (including the assets of WGRS if the stock of WGRS is sold) the stock or Debt of which has been sold or otherwise disposed of during the preceding 12-month period pursuant to the second proviso of paragraph 6C(4) (in each transaction measured by the greater of book value or Fair Market Value), do not represent more that 15% of Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet, as of each date of determination during the 12-month period ended 12 months after the later of the date of the sale of WGRS and the date of the sale of the Giddings Facility or for so long as such assets do represent more than 15% of such Consolidated Net Tangible Assets, such assets, in the case of the Company and the other Related Persons, consist solely of the shares of WGRS, the Giddings Facility, the Edgewood Facility, equipment that is worthless or obsolete or that is replaced by equipment of equal suitability and value, inventory that is sold in the ordinary course of business and other assets or property that is sold in arm's-length transactions to third parties that are not Affiliates and are sold for fair consideration not in the aggregate in excess of $20,000,000 during any fiscal year of the Company,

            (vi) the Company may merge into or consolidate with any solvent corporation if (x) the surviving corporation is a corporation organized under the laws of any State of the United States of America, (y) such corporation shall expressly assume by an agreement satisfactory in substance and form to the Required Holder(s) (which agreement may require the delivery in connection with such assumption of such opinions of counsel as the Required Holder(s) may reasonably require), all of the obligations of the Company under this Agreement and the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto (it being agreed that such assumption shall, upon the request of the holder of any outstanding Note and at the expense of such successor corporation, be evidenced by the exchange of such Note for another Note executed by such successor corporation, with such changes in phraseology and form as may be appropriate but in substance of like terms as the Note surrendered for such exchange and of like unpaid principal amount, and that each Note executed pursuant to paragraph 11D after such assumption shall be executed by and in the name of such successor corporation) and
      (z) after giving effect to such merger or consolidation no Event of Default or Default shall exist,

            (vii) the Company and any Subsidiary may sell or otherwise dispose of inventory in the ordinary course of business, and

            (viii) the Company may sell the Giddings Facility, if and only if, notwithstanding any other provision of this Agreement, such sale is consummated on or before December 31, 1999 for a Net Proceeds Amount of not less than $30,000,000 and no Default or Event of Default shall have occurred and be continuing at the time of such sale or after giving effect thereto."

      K. Paragraph 6C(7). Limitation on Credit Extensions. Clause (ii) of Paragraph 6C(7) of the Agreement is amended in full to read as follows:

            "(ii) loans from Wholly Owned Subsidiaries to the Company, and loans from Wholly Owned Subsidiaries or the Company to any Subsidiary, in each case made in the ordinary course of business and, in the case of loans from Wholly Owned Subsidiaries that have not executed a Guaranty which are made to the Company or to a Subsidiary that has executed a Guaranty, subordinated to the principal of, interest on, Credit Fees and Yield-Maintenance Amount, if any, with respect to the Notes, and"

      L. Paragraph 6C(9). Sale or Discount of Receivables. Paragraph 6C(9) of the Agreement is amended in full to read as follows:

            "6C(9) Sale or Discount of Receivables. Sell with recourse, or discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable except notes or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles."

      M. Paragraph 6C(10). Guaranties. The proviso at the end of paragraph 6C(10) of the Agreement is amended by adding at the end thereof before the period the phrase "and 6A(4)".


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

      N.    Paragraph 6C.  Lien, Debt, and Other Restrictions.
Paragraph 6C of the Agreement is amended by adding at the end thereof the following paragraph 6C(13):

            "6C(13) Certain Matters Relating to Subordinated Debt. (i) Make any payment in respect of principal of, or purchase, redeem or otherwise retire, any Subordinated Debt (including, without limitation, by the making of payments by Subsidiaries under Subordinated Guaranties) if a Default or an Event of Default at the time exists or would result therefrom or (ii) issue, create or incur any Subordinated Debt if a "Default" (as such term is defined in the NCNB Agreement) at the time exists or would result therefrom."

      O. 6E. Other Agreements. Paragraph 6E of the Agreement is amended in full to read as follows:

            "6E. Other Agreements.

            6E(1) Modifications. The Company will not amend or modify any term or provision of the 1995 Note Purchase Agreement, the NCNB Agreement or the Bridge Facility, including but not limited to, an amendment or modification so as to change to an earlier date the date on which any payment of principal is to be made thereunder, (ii) any provision of the NCNB Agreement so as to shorten the duration or increase the amount of any commitment thereunder, or (iii) any provision of the 1995 Note Purchase Agreement so as to increase the principal amount outstanding thereunder or to change to an earlier date the date on which any payment of principal is to be made thereunder; provided, that the Company may increase the interest rate or fees payable under or with respect to the 1995 Note Purchase Agreement, the Bridge Facility or the NCNB Agreement if the Company complies with the other provisions of this Agreement, including, without limitation, paragraph 6E(3).

            6E(2) Conflicting Provisions. The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any agreement to which any such entity is a party or by which any such entity is bound (i) which would cause a Default or Event of Default hereunder,
      (ii) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries under this Agreement, any Guaranty, any Pledge Agreement or any other agreement, document, instrument or writing executed in connection therewith or (iii) which contains any provision that attempts to modify, amend or restrict any of the rights or remedies of the holders of the Notes hereunder or under the Intercreditor Agreement, the Notes, the Guaranties or the Pledge Agreements. The Company will not and will not permit any of its Subsidiaries to enter into or suffer to exist any contractual obligation, other than this Agreement, the Guaranties and the Pledge Agreements, which restricts the ability (i) of the Company to make any prepayments of the Notes required under this Agreement, (ii) of the Company to make any payments required under this Agreement or of any Subsidiary to make any payments required under any Guaranty, (iii) of any Subsidiary to make any dividends or distributions to the Company or a Wholly Owned Subsidiary, (iv) of any Subsidiary to otherwise transfer any of its property or assets to the Company or a Wholly Owned Subsidiary,

      (v) of any Subsidiary to make any payments in respect of Debt owed by a Subsidiary to the Company or a Wholly Owned Subsidiary, or (vi) of any Subsidiary to make any loan, advance or extension of credit to the Company or a Wholly Owned Subsidiary.

            6E(3) Most Favored Lender. For so long as any notes issued pursuant to the 1995 Note Purchase Agreement are outstanding, the Company will not and will not permit any Subsidiary to:

            (i) enter into any indenture, agreement or other instrument under which the Company could issue or permit to remain outstanding Debt, other than Subordinated Debt, in an aggregate principal amount greater than $10,000,000 (a "Restricted Agreement"), or

            (ii) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of the 1995 Note Purchase Agreement, the NCNB Agreement, the Bridge Facility or any other Restricted Agreement, in either case with terms the effect of which is to

                  (a) include a Financial Covenant which is not contained in this Agreement, or

                  (b) revise or alter any Financial Covenant contained therein the effect of which is to increase or expand the restriction on any Company or any Subsidiary,

      unless the Company concurrently incorporates herein such additional, altered or revised Financial Covenant. The incorporation of each such additional Financial Covenant is hereby deemed to occur automatically and concurrently by reason of the execution of this Agreement without any further action or the execution of any additional document by any of the parties to this Agreement. Without limiting the foregoing and in addition thereto, neither any Company nor any Subsidiary nor any Affiliate, directly or indirectly, will offer any economic inducement to the holder of any note under the 1995 Note Purchase Agreement, to any lenders party to the NCNB Agreement, to NCNB as lender under the Bridge Facility or to any other Person who is a party to any other Restricted Agreement for the purpose of inducing such holder, lender or other Person to enter into any waiver of any event of default under the 1995 Note Purchase Agreement, the NCNB Agreement, the Bridge Facility or such other Restricted Agreement or any event which with the lapse of time or the giving of notice, or both, would constitute such an event of default, unless the same such economic inducement has been concurrently offered and (unless such waiver required hereunder is not granted hereunder) paid on a pro-rata basis to all of the holders of the Notes if a similar waiver is required hereunder or if such waiver is sought in connection with an issue as to which no waiver is required hereunder because the applicable provisions of this Agreement, on the one hand, and those of the 1995 Note Purchase Agreement, the Bridge Facility or the NCNB Agreement, as the case may be, on the other hand, differ as of the Effective Date (it being understood and agreed that the offering of such economic inducement to the holders of the Notes shall not be deemed or construed to obligate any such holder to enter into any waiver of any Default or Event of Default hereunder or to conform any of the provisions hereof to those of such other agreement).

            In addition, neither the Company nor any Subsidiary will enter into any agreement or instrument that evidences Debt of the type permitted by clause (v) of Section 6.2(a) of the NCNB Agreement unless: (A) such Debt shall have no scheduled principal payments due prior to December 1, 2005,
      (B) at the time that the Company incurs such Debt, no Default or Event of Default shall have occurred and be continuing hereunder and (C) if such Debt is to be guaranteed by any Affiliate of the Company, then such third party lender(s) must enter into an intercreditor agreement with the holders of the Notes, in form, scope and substance satisfactory to the Required Holder(s), as evidenced by their written consent."

      P. Paragraph 7A. Acceleration. Paragraph 7A of the Agreement is amended by
(I) amending clauses (ii) and (iv) of paragraph 7A of the Agreement in full to read as follows:

            "(ii) the Company defaults in the payment of any interest or Credit Fees on any Note for more than 10 Business Days after the date due; or"

            "(iv) any representation or warranty made by the Company herein or in the Company Pledge Agreement, by any Guarantor in a Guaranty, or a Pledge Agreement, or by the Company, any Guarantor or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or"

(II) adding the word "or" at the end of clause (xvi) and by adding at the end thereof the following new clauses (xvii) and (xviii):

            "(xvii) any Guaranty, for any reason, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested or the Guarantor denies that it has any further liability under the Guaranty, or the Guarantor shall default in the performance or observance of any of its obligations under the Guaranty, and such default shall not have been remedied within 30 days; or

            (xviii) any Pledge Agreement, for any reason other than as specified therein, ceases to be in full force and effect or is declared null and void or shall cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby, or the validity or enforceability thereof is contested or the Company denies that it has any further liability under any Pledge Agreement, or the Company shall default in the performance or observance of any of its obligations under the Pledge Agreement, and such default shall not have been remedied within 30 days;"

(III) amending the last paragraph of 7A of the Agreement by deleting the phrase "with interest" each time it appears therein and substituting therefor the phrase "with interest and Credit Fees".

      Q. Paragraph 7B. Rescission of Acceleration. Paragraph 7B of the Agreement is amended in full to read as follows:

            "7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series are declared immediately due and payable and have not been paid in full, the Required Holder(s) of such Series of Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company has paid all overdue interest and Credit Fees on the Notes, the principal of and Yield Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest (at the rate specified in the Notes) and Credit Fees on such overdue interest and Credit Fees and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration have been cured or waived pursuant to paragraph 11C, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom."

      R. Paragraph 8. Representations, Covenants and Warranties. Paragraph 8 of the Agreement is amended by adding at the end thereof the following paragraphs 8Q, 8R, 8S and 8T:

            "8Q. Receivables Purchase Agreement. The Receivable Purchase Agreement has been terminated.

            8R. 1993 Note Purchase Agreement. The 1993 Note Purchase Agreement has been terminated and all 1993 Notes have been paid in full.

            8S. Existing Guaranties. No Subsidiary, and no entity that would constitute a Subsidiary but for its being organized under the laws of the jurisdiction outside the United States of America, has executed and delivered an Existing Guaranty except Subsidiaries that have executed and delivered Guaranties to the holders of the Notes.

            8T. MONY Notes. All 1995 Notes held by MONY have been paid in full and retired pursuant to the Offer to Acquire Notes."

      S. Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by (I) amending the following definitions in full to read as follows:

            "'Asset Sale' shall mean any sale, conveyance, lease, transfer or other disposition of all or any part of the assets of any Related Person made in compliance with paragraph 6C(5) or any sale or other disposal of, or any parting with control of, any shares of stock or Debt of any Subsidiary made in compliance with paragraph 6C(4) for which, in any case, the Gross Proceeds Amount is $1,000,000 or more.

            'Bridge Facility' shall mean the Loan Agreement dated as of February 17, 1999 with NCNB as the provisions thereof have heretofore been amended or waived or may be from time to time amended or waived in compliance with this Agreement.

            'Company Pledge Agreement' shall mean the Pledge Agreement, dated as of the Effective Date, by the Company in favor of Prudential, as collateral agent for the holders of the Notes, in the form attached hereto or Exhibit H, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            'Consolidated Net Earnings' shall mean consolidated gross revenues of the Company and its Subsidiaries excluding gains resulting from the sale, conversion or other disposition of capital assets (including capital stock of Subsidiaries and other assets not constituting current assets), less all operating and non-operating expenses of the Company and its Subsidiaries (other than losses resulting from the sale, conversion or other disposition of capital assets, including capital stock of Subsidiaries and other assets not constituting current assets) and all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings that are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the time of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with generally accepted accounting principles.

            'Consolidated Net Earnings Available For Restricted Payments' shall mean an amount equal to (1) the sum of $50,000,000 plus (2) 50% (or minus 100% in case of a deficit) of Consolidated Net Earnings for the period commencing on July 1, 1995 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment (taken as one accounting period), less (3) the sum of all Restricted Payments made or declared after July 1, 1995, plus (4) the aggregate amount received by the Company after July 1, 1995, as the net cash proceeds of the sale of any shares of its stock. There shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available for Restricted Payments (x) dividends paid, or distributions made, in stock of the Company or (y) exchanges of stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. The term "stock" as used in this definition and in the definition of "Restricted Payments" shall include warrants or options to purchase stock.

            'Guarantor' shall mean each of Western Gas Resources Texas, Inc., a Texas corporation; Western Gas Resources - Oklahoma, Inc., a Delaware corporation; Mountain Gas Resources, Inc., a Delaware corporation; MGTC; MIGC; Pinnacle Gas Treating, Inc., a Texas corporation; WGR Canada, Inc., a New Brunswick corporation; Lance Oil & Gas Company, Inc., a Delaware corporation and Western Gas Wyoming, L.L.C., a Wyoming limited liability company and each other Subsidiary of the Company that issues a Guaranty to all of the holders of Notes.

            'Intercreditor Agreement' shall mean that certain Intercreditor Agreement dated as of the Effective Date among NCNB, as agent for the lenders parties to the NCNB Agreement, such lenders, NCNB as lender under the Bridge Facility, The Prudential Insurance Company of America, Pruco Life Insurance Company and the holders of the 1995 Notes, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            'NCNB' shall mean NationsBank, N.A., and its successors and assigns.

            'NCNB Agreement' shall mean that certain Loan Agreement dated as of the Effective Date among the Company, NationsBank, as agent, and the lenders parties thereto as the provisions thereof have been or may be from time to time amended or waived in compliance with paragraph 6E.

            'Subsidiary' shall mean any corporation, association, partnership, joint venture, limited liability company or other business or corporate entity, enterprise or organization organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least a majority of the combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas, mineral, gas gathering or gas processing properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries". A "Wholly Owned Subsidiary" shall be a Subsidiary all of the stock of other form of equity interest of every class of which, except directors' qualifying shares, shall, at the time at which any determination is being made, be owned by the Company either directly or through wholly owned subsidiaries."

(II) inserting the following defined terms in the appropriate alphabetical order:

            "'Adjusted Consolidated Senior Debt' shall mean Adjusted Consolidated Debt less all Subordinated Debt.

            'Credit Fees' shall mean the First Credit Fee and the Second Credit Fee.

            'Debt Offering' shall mean the issuance or incurrence by the Company or any other Related Person of any Debt in the amount of at least $1,000,000, except that any incurrence of Debt under the NCNB Agreement or in the form of a Capitalized Lease Obligation shall not be considered a Debt Offering.

            'EBITDA' shall mean, for any period, the sum of Consolidated Net Earnings, plus, to the extent deducted in the determination of Consolidated Net Earnings, (i) all provisions for federal, state and other income tax, (ii) the Company's consolidated interest expense and (iii) provisions for depreciation and amortization, less , in the case of items
      (i) through (iii), deductions for amounts attributable to minority interests in Subsidiaries.

            'Edgewood Facility' shall mean that certain gas processing plant and related production located primarily in Van Zandt County, Texas and sold by the Company on October 29, 1998 for a Gross Proceeds Amount of approximately $56,000,000.

            'Effective Date' shall mean the date the Letter Amendment No. 2 to this Agreement is effective.

            'Equity Offering' shall mean the issuance of any common or preferred stock by the Company or any other Related Person.

            'Existing Guaranty' shall mean each guaranty of a Guarantor in favor of NCNB as agent for the lenders parties to the NCNB Agreement, NCNB as lender under the Bridge Facility or the holders of the Notes issued pursuant to the 1995 Note Purchase Agreement, in each case, for which a similar guaranty shall have been issued to each holder of Notes.

            'Financial Covenant' shall mean, with respect to any agreement or instrument representing or governing Debt, any covenant (whether expressed as a covenant, an event of default or a condition to a borrowing) contained therein expressed in terms of (i) a minimum or maximum amount in or derived from the Company's or any Subsidiary's financial statements,
      (ii) a minimum or maximum ratio between any such amounts described in clause (i) above or (iii) any other financial or finance related test as the same may relate to the consolidated or individual assets, liabilities, revenues or expenses of the Company or any of its Subsidiaries.

            'First Credit Fee' shall have the meaning specified in paragraph 5N(1).

            'Giddings Facility' shall mean those certain gas gathering facilities of the Company located in Lee, Burleson, Washington, Bastrop, Fayette and Lavaca Counties, Texas.

            'Gross Proceeds Amount' shall mean (i) with respect to any Asset Sale by the Company or any other Related Person, the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Asset Sale) payable to such Person in respect of such Asset Sale, and (ii) with respect to any Equity Offering or Debt Offering by the Company or any other Related Person, the gross cash proceeds received by the Company or such Related Person at the time of the consummation of such Equity Offering or Debt Offering.

            'MIGC Pledge Agreement' shall mean that certain Pledge Agreement, dated as of the Effective Date, by MIGC in favor of the holders of the Notes, in the form attached hereto as Exhibit I, as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            'Minimum Rating' shall mean a rating for the senior unsecured Debt of the Company similar to the Notes (if unsecured) of at least BBB- from Standard & Poor's Rating Group, a division of The McGraw Hill Companies and Baa3 from Moody's Investors Services, Inc. (if no notes issued under the 1995 Note Purchase Agreement are outstanding, such rating from either Standard & Poor's Rating Group or Moody's Investors Services, Inc. will suffice).

            'MONY' shall mean Mutual Life Insurance Company of New York.

            'Net Proceeds Amount' shall mean, (i) with respect to any Debt Offering or Equity Offering, the Net Proceeds of Debt/Equity and (ii) with respect to any Asset Sale, an amount equal to the difference of

            (a) the Gross Proceeds Amount, minus

            (b) all ordinary and reasonable out-of-pocket expenses actually incurred by such Person in connection with such Asset Sale and any associated cash taxes.

            'Net Proceeds of Debt/Equity' shall mean, with respect to any Debt Offering or Equity Offering, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company or another Related Person, from the issuance or incurrence of its Debt or the sale of its common stock with respect to such Debt Offering or Equity Offering, including in such net proceeds:

            (a) the net amount paid upon issuance and exercise during such period of any right to acquire any common stock, or paid during such period to convert a convertible debt security to common stock (but excluding any amount paid to the Company upon issuance of such convertible debt security); and

            (b) any amount paid to the Company upon issuance of any convertible debt security issued after January 14, 1996 and thereafter converted to common stock during such period.

            '1999 Action Plan' shall mean (i) the sale by the Company of assets after January 1, 1999, the Net Sales Proceeds Amount of which exceed $50,000,000; (ii) completion of a public offering of Subordinated Debt yielding Gross Proceeds Amount of $150,000,000; (iii) the prepayment of the notes outstanding under the 1993 Note Purchase Agreement; (iv) the prepayment of the $25,000,000 6.77% Senior Note due 2003 and the prepayment of the final installment of $8,333,334 principal installment of the 7.51% Senior Notes due 2000 that would otherwise be due on October 27, 2000; and (v) the offer to prepay, or post letters of credit with respect to an aggregate

      Secured Amount (as defined in the 1995 Note Purchase Agreement) of, at least $10,000,000 aggregate principal amount of the notes pursuant to paragraph 4E(4) or paragraph 4F(1) of the 1995 Note Purchase Agreement, respectively.

            'Offer to Acquire Notes' shall mean that certain Offer to Acquire Notes, dated February 12, 1999, by the Company and accepted by MONY.

            'Pledge Agreement' shall mean the Company Pledge Agreement, the MIGC Pledge Agreement and each other Pledge Agreement, substantially in the form of the MIGC Pledge Agreement, delivered from time to time by a Subsidiary to the holders of the Notes pursuant to paragraph 5N, in each case as the provisions thereof may be from time to time amended or waived in compliance with the terms thereof.

            'Purchase Offers' shall mean those certain Offers to Acquire Notes, dated February 12, 1999, by the Company and accepted by the holders of the 1993 Notes.

            'Related Person' shall mean any of the Company, each Guarantor and each Subsidiary with the exception of Westana, a general partnership, Williston Gas Company and Sandia Energy Resources Joint Venture.

            'Second Credit Fee' shall have the meaning specified in paragraph
      5O.

            'Senior Debt' shall mean all Debt other than Subordinated Debt.

            'Subordinated Debt' shall mean unsecured Debt of the Company for borrowed money that has no scheduled payment of principal, that may not be prepaid, redeemed or purchased earlier than January 31, 2008 and that is subordinated in right of payment to the payment of the Notes on terms typical for publicly held subordinated debt and in a manner satisfactory to the Required Holder(s).

            'Subordinated Debt Guaranties' shall mean guaranties by Subsidiaries that are Guarantors in respect of Subordinated Debt, which guaranties are subordinate in right of payment to the Guaranties on terms typical for guaranties of publicly held subordinated debt and in a manner satisfactory to the Required Holder(s).

            'WGRS' shall mean Western Gas Resources Storage, Inc., a Texas corporation."

      II. Miscellaneous; Effectiveness.

      A. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement," "thereunder," "thereof," or words of like import referring to the Agreement, shall mean the Agreement as emended by this Letter Amendment No.
2. The Agreement, as amended by this letter agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

The execution, delivery and effectiveness of this letter amendment shall note except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

      B. This Letter Amendment No. 2 may be executed in any number of counterparts, and by any combination of the parties hereto in separate counterparts, each of which counterpart shall be an original and all of which taken together shall constitute one and the same letter amendment.

      C. If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment No. 2 to the Company at its address at 12200 N. Pecos Street, Denver, CO 80234, Attention: Vice President-Finance.

      D. This Letter Amendment No. 2 shall become effective as of the date (the "Effective Date") when:

      (i) counterparts of this letter amendment shall have been executed by us and you;

      (ii) the consent attached hereto shall have been executed by each Guarantor;

      (iii) the Company shall have executed and delivered the Company Pledge Agreement and MIGC shall have executed and delivered the MIGC Pledge Agreement;

      (iv) the Intercreditor Agreement shall have been executed and delivered by all parties thereto;

      (v) the Company shall have delivered a certificate of the Secretary or Assistant Secretary of the Company certifying (a) the resolutions of the Board of Directors of the Company approving this Letter Amendment No. 2, the Company Pledge Agreement and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Letter Amendment No. 2 and the Company Pledge Agreement, and (b) the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered hereunder;

      (vi) a certificate of the Secretary or Assistant Secretary of each Guarantor other than MIGC certifying (a) the resolutions of the board of directors or similar governing body of such Guarantor approving the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor and all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor, and (b) the names and true signatures of the officers of such Guarantor authorized to sign the Guaranty and/or Consent, as applicable, executed in connection with this Agreement by such Guarantor, and the other documents to be delivered by such Guarantor hereunder;

      (vii) a certificate of the Secretary or Assistant Secretary of MIGC certifying (a) the resolutions of the board of directors of MIGC approving the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC and all documents evidencing other necessary corporate action or governmental approvals, if any, with respect to the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC, and (b) the names and true signatures of the officers of MIGC authorized to sign the MIGC Pledge Agreement and the Consent executed in connection with this Agreement by MIGC, and the other documents to be delivered by MIGC hereunder;

      (viii) a favorable opinion of John C. Walter, General Counsel of the Company, satisfactory to Prudential as to such matters as Prudential may request. The Company hereby directs such counsel to deliver such opinion, and understands and agrees that Prudential will and is hereby authorized to rely on such opinion in entering into this Letter Amendment No. 2;

      (ix) Prudential and Pruco shall receive a structuring fee in the amount of $670,834.50 payable as set forth in Schedule I attached hereto and shall have received a documentation fee of $35,000;

      (x) the 1995 Note Agreement shall have been amended in a manner satisfactory to you;

      (xi) Western Gas Wyoming, L.L.C. shall have guaranteed the Notes;

      (xii) a copy of the Bridge Facility, in form and substance satisfactory to the Required Holders and certified by an Authorized Officer of the Company as being true and complete;

      (xiii) a copy of the NCNB Agreement, in form and substance satisfactory to the Required Holders and certified by an Authorized Officer of the Company as being true and complete, together with evidence satisfactory to the Required Holders as to the ability of the Company to satisfy the conditions precedent to the extension of credit thereunder;

      (xiv) copies of all pledge agreements for the benefit of the holders of Debt under the Bridge Facility, the NCNB Agreement or the 1995 Note Purchase Agreement, in each case in form and substance satisfactory to the Required Holders and certified by an Authorized Officer of the Company as being true and complete; and

      (xv) a fee of $7,500 to reimburse Prudential for the allocable costs of its in-house counsel.

      E. The effectiveness of this Letter Amendment No. 2 is conditioned upon the absence of any requirement of the NCNB Agreement, the Bridge Facility or the 1995 Note Agreement (or if so required, such conditions shall simultaneously terminate) (i) to grant a Lien on any property of the Company or any Subsidiary (other than (a) Liens in favor of NCNB, as agent, and the lenders under the NCNB Agreement and in favor of NCNB as lender under the Bridge Facility, in each case as permitted by clauses (vi) and (vii) of paragraph 6C(1), and (b) Liens created by the pledge agreements that are subject to the Intercreditor Agreement and in connection with which the holders of the Notes, or a collateral agent appointed by them, shall have received a Pledge Agreement from the same pledgor and covering the same collateral) or (ii) to deliver any security agreement or the guaranty or agreement to provide guaranties of the obligations of the Company under such agreements other than (a) any Existing Guaranty which is subject to the Intercreditor Agreement and for which the holders of the Notes shall have received a guaranty from the same Guarantor, (b) the pledge agreements that are subject to the Intercreditor Agreement and in connection with which the holders of the Notes, or a collateral agent appointed by them, shall have received a Pledge Agreement from the same pledgor and covering the same collateral and (c) any other guaranty or agreement to provide guaranties of the obligations of the Company under such agreements delivered after the Effective Date which becomes subject to the Intercreditor Agreement and in connection with which the holders of the Notes shall have received a Guaranty pursuant to paragraph 5M from the same Guarantor. In addition, such agreements shall not require that any lender or purchaser party thereto, or an agent or representative thereof, be named as beneficiary or loss payee on any insurance policy, and all insurance policies of the Company and its Subsidiaries shall not name any such lender or agent as beneficiary or loss payee.

      F. In connection with the prepayment of the Notes pursuant to the 1999 Action Plan, Prudential hereby waives the 10 Business Days' notice requirement contained in paragraph 4C of the Agreement.

      G. The Company represents and warrants that the representations and warranties contained in paragraph 8 of the Agreement, as amended by this Letter Amendment No. 2, are true and correct.

                                    Very truly yours,

                                    WESTERN GAS RESOURCES, INC.

                                    By:
                                         ---------------------------
                                         William J. Krysiak
                                         Vice President-Finance


Agreed as of the date first above written:


THE PRUDENTIAL INSURANCE COMPANY
   OF AMERICA


By:
    --------------------------------------    -
     Vice President

PRUCO LIFE INSURANCE COMPANY

By:
    ---------------------------------------
     Vice President

                              CONSENT TO AMENDMENT

      Each of the undersigned is a Guarantor ("Guarantor" and, collectively, "Guarantors") under separate guaranties (each being a "Guaranty ") in favor of The Prudential Insurance Company of America ("Prudential"), for itself and on beha lf of affiliates of Prudential with respect to the obligations of Western Gas Resources, Inc. (the "Company") under that certain Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective as of January 31, 1996) as amended by Letter Amendment No. 1 dated November 21, 1997 (as amended, the "Agreement"). The terms used herein have the meaning specified in each Guaranty unless otherwise defined herein. Prudential, Pruco Life Insurance Company and the Company are entering into that certain Letter Amendment No. 2 dated as of March 31, 1999 to the Agreement to which this consent is attached ("Letter Amendment No. 2"). Each of the undersigned hereby consents to Letter Amendment No. 2 and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Shelf Agreement," "thereunder," "thereof," or words of like import referring to the Shelf Agreement shall mean the Agreement as amended by the Letter Amendment No. 2.

      Dated as of March 31, 1999.

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS RESOURCES OKLAHOMA, INC.
WGR CANADA, INC.
WESTERN GAS WYOMING, L.L.C.


By
     -----------------------------------------------
     William J. Krysiak, as Vice President-
     Finance of each of the above-named companies.

                                                                      SCHEDULE I

In connection with Letter Amendment No. 2 dated March 31, 1999 to the Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 between Western Gas Resources, Inc., The Prudential Insurance Company of America and Pruco Life Insurance Company, the $670,834.50 structuring fee and the $35,000 documentation fee should be paid to the following accounts in same day funds:

      (1)   The Prudential Insurance Company of America

            $662,655.00 - Structuring Fee
            $34,573.24 - Documentation Fee

            Bank of New York
            New York, NY
            ABA No. 021-000-018
            For Credit to the Account of: The Prudential Insurance Company of America
            Account No. 890-0304-391
            Re: $662,655.00 - Western Gas Structuring Fee
                $34,573.24 - Western Gas Documentation Fee

      (2)   Pruco Life Insurance Company

            $8,179.50 - Structuring Fee
            $426.76 - Documentation Fee

            Bank of New York
            New York, New York
            ABA No. 021-000-018
            For Credit to the Account of: Pruco Life Insurance Company Account No. 890-0304-421
            Re:  Western Gas Structuring Fee